Boustead Securities

CONFIDENTIAL

November 9, 2022

Mr. Vincent Lombardi, CEO
High Sierra Technologies, Inc.
1495 Ridgeview Drive, Suite 230A
Reno, NV 89519
vlombardi@high-sierra.com

Re: Proposed Pre-IPO, Initial Public Offering, and Corporate Transactions

Dear Mr. Lombardi,

Boustead Securities, LLC together with its subsidiaries and affiliates (collectively, "Boustead"), is pleased to submit the following agreement for High Sierra Technologies, Inc. its subsidiaries, affiliates, successors, and or any other corporate entities that may be utilized from time to time ("the Company"), with respect to corporate transactions as defined as a private placement of securities ("pre-IPO Financing") and/or the up-list offering or other registered securities offerings of the Company's securities (the "IPO") that will be applied for listing on NASDAQ among others (the "Exchange").

This agreement ("Agreement") states certain conditions and assumptions upon which the corporate transactions, including the IPO to be underwritten by Boustead, and the pre-IPO Financing, will be based. Boustead is pleased to act as exclusive financial advisor, placement agent and underwriter to the Company ("Advisor") in connection with the Company's corporate transactions described in this Agreement or any combination thereof (any such transactions in Section 2 below henceforth being referred to as a "Transaction" or "Transactions").

The final terms of the pre-IPO Financing and the IPO, respectively, will be dictated by pre-existing investor interest, market conditions and ultimately the financial performance of the Company and its consolidated subsidiaries prior to the date of the offering documents in the case of the pre-IPO Financings, or the date that the Securities and Exchange Commission ("SEC") shall declare the Company's Form S-1 registration statement for the IPO ("Registration Statement") to be effective in the case of the IPO (the "Offering Date").

It is our intent, immediately prior to the Offering Date, to enter into an Underwriting Agreement with the Company. Boustead will act as lead underwriter for the IPO on a "firm commitment" basis, as that term is used in securities offerings. We reserve the right to bring in such other advisors, co-managers and selected dealers for the Transactions as we shall determine who shall be reasonably acceptable to the Company. The Underwriting Agreement shall contain such terms and conditions as are customarily contained in agreements of such character.

This Agreement will confirm the understanding and agreement between Boustead and the Company as follows:

1. **Authority**: Boustead shall have no authority to enter into any commitments on the Company's behalf, or to negotiate the terms of any transaction, or to hold any funds or securities in connection with any transaction or to perform any other acts on behalf of the Company without the Company's express written consent.

2. **Fees and Expenses**: Boustead reserves the right to reduce any item of its compensation, including expenses, or adjust the terms thereof as specified herein in the event that a determination and/or suggestion will be made by the Financial Industry Regulatory Authority ("FINRA") to the effect that the aggregate compensation for the IPO or other registered offerings is in excess of FINRA rules or that the terms thereof require adjustment; provided, however, the aggregate compensation for the IPO or other registered offerings paid by the Company may not be increased above the amounts stated herein as follows:

   a) **Success Fees**:

      i. **Engagement Fee.** The Engagement Fee is waived.

      ii. **Transactions Involving the Company's Securities:** For each and any Transaction involving the Company's securities, including any common stock, preferred stock, ordinary shares, convertible stock, LLC or LP Memberships, debt, convertible debentures, convertible debt, debt with warrants, stock warrants, stock options (excluding issuances to Company employees), stock purchase rights, or any other securities convertible into common stock, any form of debt instrument involving any form of equity participation, and including the conversion or exercise of any securities issued in any Transaction ("Securities"), Boustead shall receive upon each such Transaction closing a Success Fee, payable in (i) cash, equal to nine percent (9%) of the gross amount to be disbursed to the Company from each such pre-IPO Financing Transaction closing, plus (ii) cash, equal to seven percent (7%) of the gross amount to be disbursed to the Company from each such IPO Transaction closing, plus (iii) a non-accountable expense allowance equal to one percent (1%) of the gross amount to be disbursed to the Company from each such Transaction closing, plus (iv) warrants equal to seven percent (7%) of the gross amount of the Securities issued by the Company in each such Transaction closing, including (without limitation) securities issuable upon conversion of convertible preferred stock or convertible notes, and the exercise of the securities issued in each such Transaction, and in the event that warrants or other rights are issued in the Transaction (as a Unit offering of stock and warrants, or otherwise), seven percent (7%) of the securities issuable upon exercise of the warrants or other rights issued therein, and in the event of a Transaction involving debt, warrants to purchase an amount of Company common stock shares equal to the seven percent (7%) of the gross amount of debt or debt facility received by the

Company in a such debt Transaction divided by the Strike Price per Share. The warrant exercise price, i.e. the "Strike Price per Share", shall be defined as the lower of: 1.) the fair market value price per share of the Company's common stock as of each such Transaction closing date, 2.) the price per share paid by investors in each respective Transaction, 3.) in the event that convertible securities are issued in the Transaction, the conversion price of such securities, or 4.) in the event that warrants or other rights are issued in the Transaction, the exercise price of such warrants or other rights.

iii. **M&A Transactions:** In the event that the Company enters into a letter of intent or similar agreement for an asset sale, merger, acquisition, joint venture, strategic alliance, license, research and development, business development, or other similar transaction and does not undertake the IPO, Boustead shall receive compensation under a percentage fee of the Aggregate Consideration (as defined below) calculated as follows:

- 10.0% for Aggregate Consideration of less than USD$10,000,000 plus
- 8.0% for Aggregate Consideration between USD$10,000,000 – USD$25,000,000, plus
- 6.0% for Aggregate Consideration between USD$25,000,001 – USD$50,000,000, plus
- 4.0% for Aggregate Consideration between USD$50,000,001 – USD$75,000,000, plus
- 2.0% for Aggregate Consideration between USD$75,000,001 – USD$100,000,000, plus
- 1.0% for Aggregate Consideration above USD$100,000,000

"Aggregate Consideration" is defined as the Transaction consideration including, but not limited to, (i) the value of the Transaction, including consideration whether in cash, stock or in-kind, received by and/or paid by the Company, (ii) the total amount of securities issued, indebtedness for borrowed funds, capitalized lease obligations and non-trade liabilities of the Company that are either assumed by the acquirer, redeemed or otherwise satisfied in connection with the transaction, or which remain outstanding after the transaction is consummated; (iii) the fair market value of any assets excluded from the transaction; (iv) the fair market value of any ownership interests which are retained by the Company's shareholders or which remain outstanding after the transaction is consummated; and (v) the amount of any contingent payments, including, without limitation, earn-outs and future royalties payable in connection with the transaction.

b) **Accountable Expenses:** In connection with the pre-IPO and IPO, the Company also agrees to reimburse Advisor, promptly when invoiced, for all of its reasonable out-of-pocket expenses in connection with the performance of its services hereunder,

regardless of whether a Transaction occurs, including the following estimated expenses:

i. Underwriters' legal counsel fees of USD$100,000, payable $25,000 upon the engagement of Underwriters legal counsel, $25,000 upon the receipt of the FINRA No Objection Letter and the balance upon the closing of the IPO;
ii. Due diligence and other expenses incurred prior to completion of the Transaction, which shall not exceed USD$65,000, $50,000 of which shall be paid upon the signing of this Agreement and is reimbursable to the Company to the extent not actually incurred;
iii. Road show, travel, platform on-boarding fees, and other reasonable out-of-pocket accountable expenses which shall not exceed USD$65,000, $50,000 of which shall be paid upon the filing of an application to list its shares on the Exchange and is reimbursable to the Company to the extent not actually incurred;
iv. USD$5,000 for background checks on the Company's officers, directors and major shareholders.

Other than the above, any expense exceeding USD$5,000 shall be pre-approved in writing by the Company. Upon the earlier of the termination of this Agreement or completion of a Transaction, the Company agrees to pay promptly in cash any unreimbursed expenses that have accrued as of such date. The advance will be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

c.) <u>Warrants:</u> Any and all warrants to be issued to Boustead will be due and payable upon the closing of each Transaction and shall be issued to Boustead in conjunction with the closing of each Transaction (unless otherwise agreed to in writing). The warrants will be transferable in accordance with FINRA rules and SEC regulations. The warrants shall be exercisable from the date of issuance and for a term of five (5) years. The warrants shall contain cashless exercise provisions, based on the highest intra-day or closing stock price from the five trading days prior to exercise, and shall be non-callable and non-cancelable with immediate piggy-back registration rights, so that they are registered in the Registration Statement being filed by the Company for its IPO. The warrants shall also have customary provisions for stock dividends, splits, and mergers, and shall provide for automatic exercise immediately prior to expiration. The warrants will contain such other terms and conditions no less favorable to Boustead than the term and conditions of any warrants issued to the participants in the Transaction. The Warrants earned by Boustead pursuant to this Agreement shall be promptly issued by the Company pursuant to a stock warrant agreement which, upon issuance by the Company, shall become a part of this Agreement and be enforceable by the terms of this Agreement.

3. **Escrow:** The cash portion of any Success Fees will be due and payable upon the closing of each pre-IPO Transaction and or the IPO and will be payable directly to Boustead from the escrow established for such closing or in such other manner as may be acceptable to Boustead. The Company shall establish and maintain an SEC compliant offering deposit or escrow account with Boustead affiliate Sutter Securities, Inc. for the closing of any pre-IPO Transaction.

4. **Indemnification**: The Company agrees to indemnify Boustead as set forth in Exhibit A annexed hereto and made a part hereof.

5. **Successors:** This Agreement shall be binding upon any and all successors and assigns of the Company (including any corporation surviving any merger to which the Company is a party). Boustead shall be permitted to assign its rights or delegate its obligations hereunder by operation of law, including as a result of the partial or total merger or consolidation of Boustead with another entity.

6. **Term:** The term of this Agreement (the "Engagement Period") will expire upon the later to occur of (i) eighteen (18) months from the date of this Agreement or (ii) twelve months from the closing date of the IPO or (iii) the mutual written agreement of the Company and Boustead. The Engagement Period may be extended for additional six (6) month periods under the same terms and conditions as described herein by mutual written agreement of the Company and Boustead. Unless otherwise provided, Boustead shall be entitled to fees and expenses under Section 2 above based on the completion of a Transaction prior to the termination or expiration of this Agreement. Upon the termination or expiration of the Agreement, the Company shall pay Boustead any and out-of-pocket expenses incurred up to the date thereof. In addition and unless otherwise provided for, during the twelve (12) month period following the termination or expiration of this Agreement (the "Tail"), Boustead shall be entitled to a Success Fee(s), as defined above, if the Company completes a Transaction with a party, including any investor in the pre-IPO Financings or the IPO, or any party who became aware of the Company or who became known to the Company prior to such termination or expiration of this Agreement (collectively, the "Identified Party (ies)"),. Identified Parties shall include, but not be limited to, Company officers, directors, employees, consultants, advisors, shareholders, members, and partners.

7. **Future Services**: The Company agrees that it shall provide Boustead an irrevocable right of first refusal for two (2) years from the later of the consummation of the IPO or termination or expiration of this Agreement to act as sole investment banker, sole book-runner, sole financial advisor, and/or sole placement agent, at Boustead's sole discretion, for each and every Transaction, including future public and private equity and/or debt offerings, including all equity linked financings, mergers, business combinations, recapitalizations or sale of some or all of the equity or assets of the Company, whether in conjunction with another advisor, or broker-dealer, or on the Company's own volition, (collectively, "Future Services"). Boustead shall have the sole right to determine whether or not any other financial advisor or broker dealer shall have the right to participate in any such

Transaction and the economic terms of any such participation. Further, the Company shall immediately notify Boustead of a proposed Transaction and shall direct all third-party inquiries regarding a Transaction to Boustead within three (3) business days of receipt of such inquiry. Regardless of whether Boustead provides any Future Services, Boustead will be compensated consistent with Section 2 of this Agreement for any Transaction during the Future Services period. Boustead shall be entitled to compensation under Section 2 in the event the Company conducts a Transaction and does not provide notice to Boustead of such Transaction pursuant to this Agreement.

8. **Governing Law; Dispute Resolution**: This Agreement shall be deemed to have been made in the State of Delaware and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of Delaware, without regard to the conflicts of laws rules of such jurisdiction. Any controversy or claim relating to or arising from this Agreement (a "Dispute") shall be settled, as applicable, in federal court located in Los Angeles, California. Should a Dispute not rise to meet the qualifications of filing in federal court in Los Angeles, CA, then the Dispute shall be resolved by arbitration in accordance with the Arbitration Rules of FINRA as such rules may be modified herein or as otherwise agreed by the parties in controversy. The forum for arbitration shall be Orange County, California. Following thirty (30) days' notice by any party of intention to invoke arbitration, any Dispute arising under this Agreement and not mutually resolved within such thirty (30) day period shall be determined by the arbitrators upon which the parties agree. In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including, without limitation, any proceeding under the U.S. Bankruptcy Code, is instituted by any party to interpret or enforce any provision of this Agreement, then the prevailing party shall be entitled to recover from the other parties its reasonable attorneys', paralegals', accountants', and other experts' fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith.

9. **WAIVER OF JURY TRIAL.** EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE AND AGREES NOT TO REQUEST A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT.

10. **USA Patriot Act:** Boustead is committed to complying with U.S. statutory and regulatory requirements designed to combat money laundering and terrorist financing. The USA Patriot Act requires that all financial institutions obtain certain identification documents or other information in order to comply with their customer identification procedures.

11. **Confidentiality:** All non-public information concerning the Company and its subsidiaries which is given to Boustead will be used by Boustead solely in the course of the performance of its services hereunder and Boustead and any retained advisors and agents will use commercially reasonable efforts for such information to be treated confidentially for as long as such information remains non-public. Except as otherwise required by law, Boustead will not use such information or disclose such information to a third party, other

than its Representatives (as herein defined) who have a need to know such information in connection with the transaction contemplated by this Agreement and who agree to keep such information confidential.

This Agreement is for confidential use of the Company and Boustead only and may not be disclosed by the Company to any person other than its attorneys, accountants and financial advisors, and only on a confidential basis in connection with the Transaction, except where disclosure is required by law or is mutually consented to in writing by Boustead and the Company.

12. **Access to Information:** In connection with Boustead activities the Company's behalf, the Company agrees that it will furnish Boustead with all information concerning the Company and the Transaction that Boustead reasonably deems appropriate and that the Company will provide Boustead with reasonable access to its officers, accountants, attorneys and other professional advisors. The Company represents that all information made available to Boustead will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. In rendering its services hereunder, Boustead will be utilizing and relying on the information without independent verification thereof or independent appraisal of any of the Company's assets.

13. **Disclosure:** During the Engagement Period and for sixty (60) days thereafter, the Company agrees not to issue any press releases or communications to the public relating to this engagement or the Transactions without Boustead prior approval or unless otherwise required by law, which will not be unreasonably withheld or delayed, and the Company agrees that such press release will state that the Transaction was arranged by Boustead, unless we mutually agree otherwise or unless otherwise required by law. The Company further agrees that Boustead may, at its own expense, publicize its services to the Company hereunder, including, without limitation, issuing press releases, placing advertisements and referring to the Transaction on Boustead's website.

14. **Modification:** This Agreement may not be modified or amended except in writing duly executed by the parties hereto.

15. **Notices**. Any notices given hereunder shall be in writing and may be delivered by hand, e-mail, fax or first-class mail to the following addresses (or at such other email, fax number or address as shall hereafter be specified by such party by like notice):

If to the Company, to:
Vincent Lombardi, CEO
High Sierra Technologies, Inc.
1495 Ridgeview Drive, Suite 230A
Reno, NV 89519

Fax:
Email: vlombardi@high-sierra.com

In the case of Boustead:
Keith Moore, CEO
Boustead Securities, LLC
6 Venture, Suite 395
Irvine, CA 92618
Fax: +1 815 301 8099
Email: keith@boustead1828.com

Notices shall be deemed to have been given contemporaneously in the case of fax or e-mail. Notices given by first class mail shall be deemed to have been given seven days after mailing. Evidence that the notice was properly addressed, stamped and mailed shall be prima facie evidence of mailing.

16. **Waiver**. Neither Boustead's nor the Company's failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by Boustead or the Company of any of their respective rights or privileges under this Agreement.

17. **Severability**. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

18. **Counterparts**. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart. Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

19. **Entire Agreement**. This Agreement (together with Exhibit A hereto) constitutes the entire agreement between the Company and Boustead. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein and shall be of no further force or effect.

20. **English Language**. This Agreement is expressed in the English language. If this Agreement is translated by either party to another language for any purpose, the English language version shall govern over any translation in the event of any inconsistency, discrepancy or conflict in interpretation. All communications, notices, and other actions relating to this Agreement shall be in the English language.

21. **Non-Circumvention**. Other than as provided for herein, the Company agrees to NOT proceed with any operating relationship or transaction with any investors, introduced client, entities or persons or any other contact introduced by Boustead to the Company. The Company agrees to NOT to attempt to contact any Investors, entities or persons or any other contact introduced by Boustead to the Company without prior written approval from Boustead. This Section shall survive termination or expiration of the Agreement.

22. **Non-Solicitation.** Absent the written consent of the other parties, no party will, during the term of this Agreement and continuing for a period of one (1) year from the date of termination of this Agreement, solicit or attempt to entice away, hire or engage any person who is at any time during the Engagement Period employed or engaged to perform services by the other party. Notwithstanding the foregoing, the restrictions in this Section shall not apply to employees or consultants who have been terminated by a party and are not subject to restrictive contractual obligations or covenants (including but not limited to any non-competition or garden leave provisions) with respect to such party.

23. **No Commitment or Guarantee.** The execution of this Agreement does not constitute a commitment by Boustead or the Company to consummate any transaction contemplated hereunder and does not ensure the successful placement of securities of any investment vehicle or the success of Boustead with respect to finding any investors or the success with respect to any Transaction. No promises or representations have been made except as expressly set forth in this Agreement and the parties have not relied on any promises or representations except as expressly set forth in this Agreement. Boustead does not guarantee that they will be successful in identifying or referring Investors and shall have no liability to the Company or any investment vehicle in the event that no Investors are identified, any Investor decides not to invest, and/or if the Company decides not to accept an Investor's investment or separately managed account.

24. **Further Assurances.** The parties shall afford each other reasonable assurances, including written representations and access to any correspondence, agreements, or other documents, which the other party may reasonably request for the purpose of verifying compliance with the terms and conditions of this Agreement.

[Signature Page to Follow]

[Signature Page to Boustead – High Sierra Technologies, Inc. Engagement Agreement]

Please confirm that the foregoing is in accordance with our understanding by signing and returning one copy of this Agreement to Boustead to indicate the Company's acceptance of the terms set forth herein.

Very truly yours,

Boustead Securities, LLC

By: ______________________
Keith Moore, CEO

Accepted as of the date first above written:

High Sierra Technologies, Inc.

By: ______________________
Vincent Lombardi, CEO

Exhibit A: Indemnification

The Company agrees that it shall indemnify and hold harmless, Boustead, its members, managers, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party with respect to, caused by, or otherwise arising out of any transaction contemplated by this Agreement or Boustead's performing the services contemplated hereunder; provided, however, the Company will not be liable to the extent, and only to the extent, that any loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from Boustead's gross negligence or bad faith in performing such services.

If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Company shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and Boustead on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Boustead on the other, but also the relative fault of the Company and Boustead; provided, however, in no event shall the aggregate contribution of Boustead and/or any Indemnified Party be in excess of the net compensation actually received by Boustead and/or such Indemnified Party pursuant to this Agreement.

The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

In the event any Indemnified Party shall incur any expenses covered by this Exhibit A, the Company shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party's delivery to the Company of an invoice therefor, with receipts attached. Such obligation of the Company to so advance funds may be conditioned upon the Company's receipt of a written undertaking from the Indemnified Party to repay such amounts within ten (10) business days after a final, non-appealable judicial determination that such Indemnified Party was not entitled to indemnification hereunder. The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of Boustead's engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company's business or assets.